DIRECTORS/TRUSTEES POWER OF ATTORNEY
City of Minneapolis
State of Minnesota
     Each of the undersigned, as directors and trustees of the below listed investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 (the “’33 Act”) and/or the Investment Company Act of 1940 with the Securities and Exchange Commission (each, a “Registrant”):

	1933 Act	1940 Act
	Reg. Number	Reg. Number
RiverSource Bond Series, Inc.	2-72174	811-3178
RiverSource California Tax-Exempt Trust	33-5103	811-4646
RiverSource Dimensions Series, Inc.	2-28529	811-1629
RiverSource Diversified Income Series, Inc.	2-51586	811-2503
RiverSource Equity Series, Inc.	2-13188	811-772
RiverSource Global Series, Inc.	33-25824	811-5696
RiverSource Government Income Series, Inc.	2-96512	811-4260
RiverSource Government Money Market Fund, Inc.	002-56805	811-02650
RiverSource High Yield Income Series, Inc.	2-86637	811-3848
RiverSource Income Series, Inc.	2-10700	811-499
RiverSource International Managers Series, Inc.	333-64010	811-10427
RiverSource International Series, Inc.	2-92309	811-4075
RiverSource Investment Series, Inc.	2-11328	811-54
RiverSource Large Cap Series, Inc.	2-38355	811-2111
RiverSource Managers Series, Inc.	333-57852	811-10321
RiverSource Market Advantage Series, Inc.	33-30770	811-5897
RiverSource Money Market Series, Inc.	2-54516	811-2591
RiverSource Sector Series, Inc.	33-20872	811-5522
RiverSource Selected Series, Inc.	2-93745	811-4132
RiverSource Series Trust	333-131683	811-21852
RiverSource Short Term Investments Series, Inc.	N/A	811-21914
RiverSource Special Tax-Exempt Series Trust	33-5102	811-4647
RiverSource Strategic Allocation Series, Inc.	2-93801	811-4133
RiverSource Strategy Series, Inc.	2-89288	811-3956
RiverSource Tax-Exempt Series, Inc.	2-57328	811-2686
RiverSource Tax-Exempt Income Series, Inc.	2-63552	811-2901
RiverSource Variable Series Trust	333-146374	811-22127
Seligman Capital Fund, Inc.	002-33566	811-01886
Seligman Communications and Information Fund, Inc.	002-80168	811-03596
Seligman Frontier Fund, Inc.	002-92487	811-04078
Seligman Global Fund Series, Inc.	033-44186	811-06485
Seligman Growth Fund, Inc.	002-10836	811-00229
Seligman LaSalle Real Estate Fund Series, Inc.	333-105799	811-21365
Seligman Municipal Fund Series, Inc.	002-86008	811-03828
Seligman Municipal Series Trust	002-92569	811-04250
Seligman Portfolios, Inc.	033-15253	811-05221
Seligman TargetHorizon ETF Portfolios, Inc.	333-126647	811-21788
Seligman Value Fund Series, Inc.	333-20621	811-08031

	1933 Act	1940 Act
	Reg. Number	Reg. Number
RiverSource LaSalle International Real Estate Fund, Inc.	333-141258	811-22031
Seligman Premium Technology Growth Fund, Inc.		811-22328
Tri-Continental Corporation	*	811-00266
(Common, Preferred, Warrants)

*	Each time additional shares are registered for Tri-Continental Corporation, the Securities and Exchange Commission assigns a new ‘33 Act file number.
hereby constitutes and appoints Stephen R. Lewis, Jr., any other member of the Boards of Directors/Trustees of the Registrants who is not an interest person of the investment manager, and Scott R. Plummer, Christopher O. Petersen, Paul B. Goucher, Tara W. Tilbury, and Joseph L. D’Alessandro, each individually, his or her true and lawful attorney-in-fact and agent (each an “Attorney-in-Fact”) with power of substitution or resubstitution, in any and all capacities, including without limitation in the undersigned’s capacity as director/trustee of each Registrant, in the furtherance of the business and affairs of each Registrant: (i) to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable or which may be required to comply with the Securities Act of 1933, the Investment Company Act of 1940, the Securities Exchange Act of 1934 (together the “Acts”) and any other applicable federal securities laws, or rules, regulations or requirements of the U.S. Securities and Exchange Commission (“SEC”) in respect thereof, in connection with the filing and effectiveness of each Registrant’s Registration Statement regarding the registration of each Registrant or its shares of beneficial interest, and any and all amendments thereto, including without limitation any reports, forms or other filings required by the Acts or any other applicable federal securities laws, or rules, regulations or requirements of the SEC; and (ii) to execute any and all federal, state or foreign regulatory or other required filings, including all applications with regulatory authorities, state charter or organizational documents and any amendments or supplements thereto, to be executed by, on behalf of, or for the benefit of, each Registrant. The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact, individually or collectively, may lawfully do or cause to be done by virtue hereof.

     Dated the 6th day of April, 2010.

/s/ Kathleen A. Blatz	/s/ Stephen R. Lewis, Jr.

Kathleen A. Blatz	Stephen R. Lewis, Jr.

/s/ Arne H. Carlson	/s/ John F. Maher

Arne H. Carlson	John F. Maher

/s/ Pamela G. Carlton	/s/ Catherine James Paglia

Pamela G. Carlton	Catherine James Paglia

/s/ Patricia M. Flynn	/s/ Leroy C. Richie

Patricia M. Flynn	Leroy C. Richie

/s/ Anne P. Jones	/s/ Alison Taunton-Rigby

Anne P. Jones	Alison Taunton-Rigby

/s/ Jeffrey Laikind	/s/ William F. Truscott

Jeffrey Laikind	William F. Truscott